SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934

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[ ]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

ROCKWELL AUTOMATION, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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December 16, 2002

Dear Shareowner:

You are cordially invited to attend the 2003 Annual Meeting of Shareowners of the Corporation.

The meeting will be held in the Grand Ballroom at The Pfister Hotel, 424 East Wisconsin Avenue, Milwaukee, Wisconsin, on Wednesday, February 5, 2003 at 10 a.m. (Central Standard Time). At the meeting there will be a current report on the activities of the Corporation followed by discussion and action on the matters described in the Proxy Statement. Shareowners will then have an opportunity to comment on or to inquire about the affairs of the Corporation that may be of interest to shareowners generally.

If you plan to attend the meeting, please request an admittance card in one of the ways described in the box on the last page of the Proxy Statement.

We sincerely hope that as many shareowners as can conveniently attend will do so.

Sincerely yours,

Don H. Davis, Jr.

Chairman of the Board and Chief Executive Officer

Rockwell Automation, Inc.

777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202

Notice of 2003 Annual Meeting of Shareowners

To the Shareowners of

ROCKWELL AUTOMATION, INC.:

      Notice Is Hereby Given that the 2003 Annual Meeting of Shareowners of Rockwell Automation, Inc. will be held in the Grand Ballroom at The Pfister Hotel, 424 East Wisconsin Avenue, Milwaukee, Wisconsin, on Wednesday, February 5, 2003, at 10 a.m. (Central Standard Time) for the following purposes:

(a)	to elect four members of the Board of Directors of the Corporation with terms expiring at the Annual Meeting in 2006;

(b)	to consider and vote on a proposal to approve the selection by the Board of Directors of the firm of Deloitte & Touche LLP as auditors of the Corporation for fiscal year 2003;

(c)	to consider and vote on a proposal to approve the Corporation’s 2003 Directors Stock Plan; and

(d)	to transact such other business as may properly come before the meeting.

      Only shareowners of record at the close of business on December 9, 2002 will be entitled to notice of, and to vote at, the meeting.

By order of the Board of Directors.

William J. Calise, Jr.
Secretary

December 16, 2002

Note: The Board of Directors solicits votes by the execution and prompt return of the accompanying proxy in the enclosed return envelope or by use of the
Corporation’s telephone or Internet voting procedures.

Rockwell Automation, Inc.
Proxy Statement

        The 2003 Annual Meeting of Shareowners of Rockwell Automation, Inc. will be held on February 5, 2003, for the purposes set forth in the accompanying Notice of 2003 Annual Meeting of Shareowners. This proxy statement and the accompanying proxy, which are first being sent to shareowners on or about December 18, 2002, are furnished in connection with the solicitation by the Board of Directors of proxies to be used at the meeting and at any adjournment thereof. If a shareowner duly executes and returns a proxy in the accompanying form or uses the Corporation’s telephone or Internet voting procedures to authorize the named proxies to vote the shareowner’s shares, those shares will be voted as specified, and if no specification is made, the shares will be voted in accordance with the recommendations of the Board of Directors. The proxy and any votes cast using the Corporation’s telephone or Internet voting procedures may be revoked prior to exercise by delivering written notice of revocation to the Secretary of the Corporation, by executing a later dated proxy, by casting a later vote using the telephone or Internet voting procedures or by attending the meeting and voting in person.

      The Corporation, which was incorporated in 1996, is the successor to the former Rockwell International Corporation, which was incorporated in 1928, as the result of a tax-free reorganization completed December 6, 1996. The Corporation changed its name to Rockwell Automation, Inc. in February 2002.

      It is the Corporation’s policy to keep confidential all proxy cards, ballots and voting tabulations that identify individual shareowners except as may be necessary to meet any applicable legal requirements and, in the case of any contested proxy solicitation, as may be necessary to permit proper parties to verify the propriety of proxies presented by any person and the results of the voting. The inspectors of election and any employees associated with processing proxy cards or ballots and tabulating the vote are required to acknowledge their responsibility to comply with this policy of confidentiality.

      For shareowners participating in the Mellon Investor Services Program for Rockwell Automation Shareowners, the administering bank will vote the shares that it holds for a participant’s account only in accordance with the proxy returned by the participant to the Corporation, or in accordance with instructions given pursuant to the Corporation’s telephone or Internet voting procedures.

VOTING SECURITIES

      On December 9, 2002, the record date for the meeting, the Corporation had outstanding 185,469,398 shares of Common Stock. Each holder of Common Stock is entitled to one vote for each share held. The following table shows, as of December 9, 2002, information with respect to the persons known to the Corporation, based on statements filed with the Securities and Exchange Commission pursuant to Section 13(d) or 13(g) of the Securities Exchange Act or otherwise furnished to the Corporation, to be the beneficial owners of more than 5% of any class of the Corporation’s outstanding voting securities.

				Percent
Title of Class	Name and Address of Beneficial Owner	Shares		of Class(1)

Common Stock	Wells Fargo Bank, N.A., as Trustee(2) 707 Wilshire Boulevard Los Angeles, CA 90017	19,745,709	(2)	10.65%

Common Stock	FMR Corp.(3) 82 Devonshire Street Boston, MA 02109	10,925,397	(3)	5.95%

(1)	The percent of class owned has been computed in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act.

(2)	Shares are held as trustee under the Corporation’s savings plans for participating employees and former employees of the Corporation or its predecessors. The trustee will vote the shares held on account of participants in accordance with written instructions from the participants, or instructions from the participants given pursuant to the Corporation’s telephone or Internet voting procedures, and where no instructions are received, as the trustee deems proper. The trustee has no investment power with respect to the shares held on account of participants unless a tender offer is made for the shares and the participant provides no instructions to the trustee.

(3)	This information is based solely on a Schedule 13G dated February 14, 2002 filed with the Securities and Exchange Commission by FMR Corp., a parent holding company, and certain related investment advisers. FMR Corp. reported sole voting power over 200,497 shares and sole investment power over all of the shares listed. According to the Schedule 13G,

Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, reported beneficial ownership of 10,724,900 of these shares, or 5.84% of the Corporation’s outstanding shares, as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940.

ELECTION OF DIRECTORS

      The Corporation’s Restated Certificate of Incorporation provides that the Board of Directors shall consist of three classes of directors with overlapping three-year terms. One class of directors is to be elected each year with terms extending to the third succeeding Annual Meeting after election. The Restated Certificate of Incorporation provides that the Board shall maintain the three classes so as to be as nearly equal in number as the then total number of directors permits but that no decrease in the number of directors shall shorten the term of any director.

      There are three directors whose terms expire at the 2003 Annual Meeting, including John D. Nichols who will retire as a director immediately prior to the 2003 Annual Meeting under the Board’s retirement policy as set forth in the Corporation’s Guidelines on Corporate Governance, which are available at our Internet site at www.rockwellautomation.com. The other two current directors have been designated by the Board as nominees for election as directors at the 2003 Annual Meeting. The Board also approved an increase in the number of directors from nine to ten effective immediately prior to the 2003 Annual Meeting, with the additional director being in the class with a term extending to the 2006 Annual Meeting and until his or her successor is elected and qualifies. The Board has designated Verne G. Istock and David B. Speer as additional nominees for election as directors at the 2003 Annual Meeting for terms expiring in 2006.

      It is intended that proxies in the accompanying form properly executed and returned to the Corporation’s proxy tabulator or shares properly authorized to be voted in accordance with the Corporation’s telephone or Internet voting procedures will be voted at the meeting, unless authority to do so is withheld, for the election as directors of the four nominees specified in Nominees for Directors with Terms Expiring in 2006 below. If for any reason any of those nominees is not a candidate (which is not expected) when the election occurs, it is expected that proxies in the accompanying form will be voted at the meeting for the election of a substitute nominee or, in lieu thereof, the Board of Directors may reduce the number of directors.

INFORMATION AS TO NOMINEES FOR DIRECTORS AND CONTINUING DIRECTORS

      There is shown below for each nominee for director and each continuing director, as reported to the Corporation, the name, age and principal occupation; the position, if any, with the Corporation; the period of service as a director of the Corporation (or a predecessor corporation); other directorships held; and the committees of the Board of Directors on which the nominee or continuing director serves.

NOMINEES FOR DIRECTORS WITH TERMS EXPIRING IN 2006

Betty C. Alewine Director Since 2000 Age 54

Retired President and Chief Executive Officer, COMSAT Corporation (Global Satellite Services and Digital Networking Services and Technology). Ms. Alewine is a member of the Audit and Technology, Environmental and Social Responsibility Committees of the Board. She joined COMSAT in 1986 as Vice President of Sales and Marketing, and then served as the Vice President and General Manager and in 1994 as President of COMSAT International, the company’s largest operating unit. Ms. Alewine was named Chief Executive Officer of COMSAT in July 1996 and served in that position until the merger of COMSAT and Lockheed Martin Corporation in August 2000. Ms. Alewine is a director of the New York Life Insurance Company and The Pittston Company. She also serves as a director or member of a number of civic and educational organizations.

J. Michael Cook Director Since 2000 Age 60

Retired Chairman and Chief Executive Officer, Deloitte & Touche LLP (Professional Services). Mr. Cook is Chairman of the Audit Committee and a member of the Board Composition and Governance Committee of the Board. Mr. Cook served as Chairman and Chief Executive Officer of Deloitte & Touche from 1989 until May 1999. He also served as Chairman of the Deloitte & Touche Foundation and a member of the Board of Deloitte Touche Tohmatsu. Mr. Cook serves as Chairman of the Accountability Advisory Panel to the Comptroller General of the United States. He is a director of Comcast Corporation, The Dow Chemical Company, HCA Inc. and International Flavor & Fragrances, Inc. Mr. Cook is a Trustee of the Fidelity Group of Mutual Funds. He also serves as a director or member of a number of other civic and educational organizations.

Verne G. Istock New Nominee Age 62

Retired Chairman and President, Bank One Corporation (Financial Holding Company). Mr. Istock served as Chairman of the Board of Bank One Corporation from October 1998, following completion of the merger of First Chicago NBD Corporation and BANC ONE Corporation, until October 1999, and as President of Bank One Corporation from October 1999 until September 2000. He served as Acting Chief Executive Officer of Bank One Corporation from December 1999 until March 2000. He served as Chairman of First Chicago NBD from 1996 to 1998 and as President and Chief Executive Officer of First Chicago NBD from 1995 to 1998. Mr. Istock is a director of Kelly Services, Inc. and Masco Corporation. He also serves as a director or member of a number of civic and community organizations.

David B. Speer New Nominee Age 51

Executive Vice President, Illinois Tool Works Inc. (Engineered Components and Industrial Systems and Consumables). Mr. Speer joined Illinois Tool Works in 1978. In October 1995, he was elected Executive Vice President of worldwide construction products businesses and in 1997 assumed similar responsibilities for the company’s finishing systems businesses. Mr. Speer is a director of CoVest Bancshares, Inc. He is a member of the Chicago Economic Club and the American Management Association and also a director or member of a number of other business and community organizations.

CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2004

Don H. Davis, Jr. Director Since 1995 Age 63

Chairman of the Board and Chief Executive Officer. Mr. Davis has been Chairman of the Board since February 1998 and Chief Executive Officer since October 1997. He was President from July 1995 to October 1997. Mr. Davis is a director of Apogent Technologies Inc., Ciena Corporation and Illinois Tool Works Inc. He is a member of The Business Council, The Business Roundtable, former Chairman of the Board of Governors of the National Electrical Manufacturers Association and also a director, trustee or member of a number of other business, educational and civic organizations.

William H. Gray, III Director Since 1994 Age 61

President and Chief Executive Officer, The College Fund/ UNCF (Educational Assistance). Mr. Gray is a member of the Board Composition and Governance and Technology, Environmental and Social Responsibility Committees of the Board. He has been President of The College Fund/ UNCF since September 1991 and senior minister, Bright Hope Baptist Church in Philadelphia since 1972. He served in Congress from 1979 to 1991, as House Majority Whip, Chair of the Democratic Caucus and the House Budget Committee and on the House Appropriations Committee. In addition, he has taught at St. Peter’s College and Temple University. Mr. Gray is a director of JPMorgan Chase & Co., Dell Computer Corporation, Electronic Data Systems Corporation, MBIA, Inc., Pfizer Inc., The Prudential Insurance Company of America, Viacom Inc. and Visteon Corporation.

William T. McCormick, Jr. Director Since 1989 Age 58

Retired Chairman of the Board and Chief Executive Officer, CMS Energy Corporation (Diversified Energy). Mr. McCormick is Chairman of the Board Composition and Governance Committee and a member of the Compensation and Management Development Committee of the Board. He served as Chairman of the Board and Chief Executive Officer of CMS Energy Corporation from November 1985 until May 2002. Before joining CMS, he had been Chairman and Chief Executive Officer of American Natural Resources Company and Executive Vice President and a director of its parent corporation, The Coastal Corporation. Mr. McCormick is a director of Schlumberger Ltd.

CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2005

Bruce M. Rockwell Director Since 1969 Age 63

Retired Executive Vice President, Fahnestock & Co. Inc., member New York Stock Exchange (Investment Banking). Mr. Rockwell is Chairman of the Technology, Environmental and Social Responsibility Committee and a member of the Audit and Compensation and Management Development Committees of the Board. He joined First of Michigan Corporation in 1961, was elected Senior Vice President in 1983, and was named Vice Chairman, First of Michigan Division of Fahnestock & Co. Inc. in March 1998 following the acquisition of First of Michigan by Fahnestock & Co. He is past chairman of the Municipal Advisory Council of Michigan and past President of the Bond Club of Detroit. He has served as a board member of a number of civic and community organizations.

Joseph F. Toot, Jr. Director Since 1977 Age 67
Retired President and Chief Executive Officer, The Timken Company (Tapered Roller Bearings and Specialty Steel). Mr. Toot is a member of the Compensation and Management Development and Board Composition and Governance Committees of the Board. He joined The Timken Company in 1962 and served in various senior executive positions until his election as President in 1979 and Chief Executive Officer in 1992. He retired as President and Chief Executive Officer in December 1997 and then served as Chairman of the Executive Committee — Board of Directors from January 1998 until April 2000. Mr. Toot has served as a director of Timken since 1968. He is a director of Rockwell Collins, Inc. and a member of the Supervisory Board of PSA Peugeot Citroën. Mr. Toot has also served as a director, officer, trustee or member of various community, charitable and philanthropic organizations.

Kenneth F. Yontz Director Since 2002 Age 58
Chairman of the Board, Apogent Technologies Inc. (Laboratory and Life Sciences Company) and Sybron Dental Specialties Inc. (Dental Supplies, Orthodontic Appliances and Related Products) (successor companies to Sybron International Corporation). Mr. Yontz is a member of the Audit and Board Composition and Governance Committees of the Board. He served as Chairman, President and Chief Executive Officer of Sybron International Corporation from October 1987 until December 2000. Mr. Yontz is a director of Viasystems Group, Inc. and serves as a director or member of a number of civic and community organizations.

BOARD OF DIRECTORS AND COMMITTEES

      The business of the Corporation is managed by or under the direction of the Board of Directors. The Board has established several committees whose principal functions are briefly described below. In the 2002 fiscal year, the Board held seven meetings and acted on three occasions by unanimous written consent in lieu of a meeting. Average attendance by incumbent directors at Board and Committee meetings was 98%, and all of the directors attended 88% or more of the meetings of the Board and the Committees on which they served. The Board has reviewed the independence of its members and determined that none of the non-employee directors has a material relationship with the Corporation.

      The Audit Committee is presently composed of five non-employee directors who meet the independence requirements of the New York Stock Exchange as currently in effect and as proposed to be amended giving consideration to applicable effective dates and transition periods. It assists the Board in overseeing the integrity of the Corporation’s financial statements, its compliance with legal and regulatory requirements and the independence and performance of its internal and external auditors. The Committee met five times during the 2002 fiscal year.

      The principal functions of the Board Composition and Governance Committee are to consider and recommend to the Board qualified candidates for election as directors of the Corporation and periodically to prepare and submit to the Board for adoption the Committee’s selection criteria for director nominees. The Committee annually assesses and reports to the Board on the performance of the Board of Directors as a whole and of the individual directors. The Committee also recommends to the Board the members of the Committees of the Board and the Guidelines on Corporate Governance applicable to the Corporation. The Committee, which is composed of five non-employee directors who meet the independence requirements of the New York Stock Exchange as proposed to be amended giving consideration to applicable effective dates and transition periods, met once during the 2002 fiscal year. Shareowners wishing to recommend director candidates for consideration by the Committee can do so by writing to the Secretary of the Corporation at its World Headquarters in Milwaukee, Wisconsin, giving the candidate’s name, biographical data and qualifications. Any such recommendation must be accompanied by a written statement from the individual of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director.

      The four members of the Compensation and Management Development Committee are non-employee directors who meet the independence requirements of the New York Stock Exchange as proposed to be amended giving consideration to applicable effective dates and transition periods and are ineligible to participate in any of the plans or programs which are administered by the Committee except the 1995 Directors Stock Plan. The principal functions of the Compensation and Management Development Committee are to evaluate the performance of the Corporation’s senior executives and plans for management succession and development, to consider the design and competitiveness of the Corporation’s compensation plans, to review and approve senior executive compensation and to administer the Corporation’s incentive, deferred compensation, stock option and long-term incentives plans pursuant to the terms of the respective plans. The Committee met four times and acted on one occasion by unanimous written consent in lieu of a meeting during the 2002 fiscal year.

      The Technology, Environmental and Social Responsibility Committee is composed of three non-employee directors. The Committee reviews and assesses the Corporation’s technological activities as well as its policies and practices in the following areas: employee relations, with emphasis on equal employment opportunity and advancement; the protection and enhancement of the environment and energy resources; product integrity and safety; employee health and safety; and community and civic relations including programs for and contributions to health, educational, cultural and other social institutions. The Committee met twice during the 2002 fiscal year.

      During the 2002 fiscal year, non-employee directors of the Corporation received an annual retainer of $60,000, of which $33,000 was paid in cash and $27,000 was paid by delivery of restricted shares of Common Stock, for Board service, together with a retainer for service on each Board committee at the annual rate of $4,000 ($5,000 for Chairmen) for service on the Audit and Compensation and Management Development Committees and $2,000 ($3,000 for Chairmen) for service on each other Board committee. Effective October 1, 2002, the retainer was fixed at the annual rate of $7,500 ($10,000 for the Chairman) for service on the Audit Committee and $4,000 ($5,000 for the Chairman) for service on the Board Composition and Governance Committee. Each non-employee director also received a grant of 400 shares of Common Stock immediately after the Annual Meeting of Shareowners on February 6, 2002. On the same date, each non-employee director received a grant of options under the 1995 Directors Stock Plan to purchase 1,000 shares of Common Stock. In accordance with the 1995 Directors Stock Plan, the options (i) were granted at an exercise price of $18.05 per share, the closing market price on the date of grant, and (ii) become exercisable in three substantially equal installments on the first, second and third anniversaries of the grant date. On February 6, 2002, a new non-employee director received a grant of options to purchase 7,000 shares of Common Stock at an exercise price of $18.05 per share pursuant to Board resolutions. The options are subject to the same terms and conditions as the other options granted on the same date. The average of retainer fees (including the annual stock grants) paid or deferred by non-employee directors for the 2002 fiscal year was $74,421 (determined by valuing the February 2002 stock grant at $18.05 per share, the closing price on the date the shares were issued). In addition, the stock options granted under the 1995 Directors Stock Plan and pursuant to Board resolutions to each director to whom a grant was made had a fair value of $4.77 per option share, based on the Black-Scholes option pricing methodology using the following assumptions and inputs: options exercised after 7 1/2 years, expected stock price volatility of 0.30, dividend yield of 3.76% and an interest rate of 5.008%. The interest rate represents the zero coupon Treasury bond rate with a maturity date approximately 7 1/2 years from the grant date.

      Under the terms of the directors’ deferred compensation plan, a director may elect to defer all or part of the cash payment of retainer fees until such time as shall be specified, with interest on deferred amounts accruing quarterly at 120% of the federal long-term rate set each month by the Secretary of the Treasury. In addition, under the 1995 Directors Stock Plan, each director has the opportunity each year to defer all of the annual grant of shares and all or any portion of the cash retainers by electing to receive restricted shares valued at the closing price on the New York Stock Exchange—Composite Transactions on the date of the annual grant and the date each retainer payment would otherwise be made in cash.

AUDIT COMMITTEE REPORT

      The Audit Committee of the Board of Directors has furnished the following report:

      The Audit Committee assists the Board in overseeing and monitoring the integrity of the Corporation’s financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Board. The Audit Committee reviews and reassesses the Charter annually and recommends any changes to the Board for approval. On July 30, 2002, the Sarbanes-Oxley Act of 2002 was signed into law and in August 2002 the New York Stock Exchange (NYSE) submitted proposed corporate governance rules to the Securities and Exchange Commission (SEC), both of which will impose new requirements and obligations on audit committees. The proposed NYSE rules are subject to change through the SEC approval and rule-making process and the Sarbanes-Oxley Act’s provisions become effective at different times and in many cases require implementing regulations. Accordingly, the Audit Committee is reviewing its processes and the Charter and will recommend changes to the Board to conform the Audit Committee’s responsibilities and composition to the requirements of the NYSE rules, the Sarbanes-Oxley Act and rules adopted by the SEC as they become effective.

      The Audit Committee is responsible for overseeing the Corporation’s overall financial reporting process. In fulfilling its responsibilities for the financial statements for fiscal year 2002, the Audit Committee:

•	Reviewed and discussed the audited financial statements for the fiscal year ended September 30, 2002 with management and Deloitte & Touche LLP (D&T), the Corporation’s independent auditors;

•	Discussed with D&T the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit; and

•	Received written disclosures and the letter from D&T regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee discussed with D&T its independence.

      The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the Committee determined appropriate.

      Based on the Audit Committee’s review of the audited financial statements and discussions with management and D&T, the Audit Committee recommended to the Board that the audited financial statements be included in the Corporation’s Annual Report on Form
10-K for the fiscal year ended September 30, 2002 for filing with the SEC.

      The Audit Committee recommended that the Board select D&T as auditors of the Corporation for the fiscal year ending September 30, 2003, subject to the approval of shareowners.

Audit Committee

J. Michael Cook, Chairman
Betty C. Alewine
John D. Nichols
Bruce M. Rockwell
Kenneth F. Yontz

OWNERSHIP BY MANAGEMENT OF EQUITY SECURITIES

      The following table shows the beneficial ownership, reported to the Corporation as of November 1, 2002, of the Corporation’s Common Stock, including shares as to which a right to acquire ownership within 60 days exists (for example, through the exercise of stock options, conversion of securities or through various trust arrangements) within the meaning of Rule 13d-3(d)(1) under the Securities Exchange Act, of each director, each nominee for director, each executive officer listed in the table on page 9 and of such persons and other executive officers as a group.

	Beneficial Ownership on
	November 1, 2002

			Percent of
Name	Shares(1)		Class(2)

Betty C. Alewine	9,421	(3,4)	—
J. Michael Cook	13,196	(3,4)	—
Don H. Davis, Jr.	1,593,830	(4,5,6)	—
William H. Gray, III	16,749	(3,4)	—
Verne G. Istock	—		—
William T. McCormick, Jr.	22,306	(3,4)	—
John D. Nichols	34,525	(3,4)	—
Bruce M. Rockwell	51,618	(3,4)	—
David B. Speer	—		—
Joseph F. Toot, Jr.	31,167	(3,4)	—
Kenneth F. Yontz	42,986	(3)	—
Michael A. Bless	147,164	(4,5)	—
William J. Calise, Jr.	473,585	(4,5)	—
Keith D. Nosbusch	602,767	(4,5)	—
Joseph D. Swann	351,565	(4,5)	—
All of the above and other executive officers as a group (25 persons)	3,892,762	(4,5)	2.1%

(1)	Each person has sole voting and investment power with respect to the shares listed unless otherwise indicated.

(2)	The shares owned by each person, and by the group, and the shares included in the number of shares outstanding have been adjusted, and the percentage of shares owned (where such percentage exceeds 1%) has been computed, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act.

(3)	Includes 5,614; 9,264; 7,349; 6,221; 14,406; 6,221; 7,421; and 2,586 shares granted as restricted stock under the 1995 Directors Stock Plan or otherwise as compensation for services as directors for Ms. Alewine and Messrs. Cook, Gray, McCormick, Nichols, Rockwell, Toot, and Yontz, respectively.

(4)	Includes shares which may be acquired upon the exercise of outstanding stock options within 60 days as follows: 3,332; 2,832; 1,503,249; 7,685; 7,685; 17,406; 7,685; 12,546; 129,967; 451,595; 583,894; 344,040; and 3,534,514 for Ms. Alewine and Messrs. Cook, Davis, Gray, McCormick, Nichols, Rockwell, Toot, Bless, Calise, Nosbusch, Swann, and the group, respectively. Does not include 200,216 shares which may be acquired on exercise of outstanding options granted to Mr. Davis that have been assigned to or for the benefit of family members and are not attributable to him pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act.

(5)	Includes shares held under the Corporation’s savings plan as of November 1, 2002. Does not include 21,747; 2,417; 3,296; 2,008; 4,909; and 36,161 share equivalents for Messrs. Davis, Bless, Calise, Nosbusch, Swann, and the group, respectively, held under the Corporation’s supplemental savings plan as of November 1, 2002.

(6)	Includes 14,166 shares granted as restricted stock in partial payment of a bonus for fiscal year 1995 and a long-term incentive payment earned for a three-year performance period ended September 30, 1995 and 7,792 and 17,500 shares granted as restricted stock in partial payments of bonuses for fiscal years 1997 and 1999, respectively.

EXECUTIVE COMPENSATION

      There is shown below information concerning the annual and long-term compensation for services in all capacities to the Corporation for the fiscal years ended September 30, 2002, 2001 and 2000, of (i) the chief executive officer of the Corporation and (ii) the other four most highly compensated executive officers of the Corporation at September 30, 2002 (the Named Officers):

Summary Compensation Table

								All Other
	Annual Compensation				Long-Term Compensation			Compensation(1)

					Awards		Payouts

					Restricted
				Other	Stock	Stock	Long-Term
				Annual	Awards	Options	Incentive
Name and Principal Position	Year	Salary	Bonus(2)(3)	Compensation	(Shares)	(Shares)(4)	Payouts(5)

Don H. Davis, Jr.	2002	$920,354	$750,000	$44,257	—	350,000	—	$34,789
Chairman of the Board and	2001	900,000	—	34,053	—	330,000	—	54,000
Chief Executive Officer	2000	900,000	1,300,000	30,179	—	330,000	—	54,000

Michael A. Bless	2002	324,996	220,000	29,047	—	80,000	—	9,900
Senior Vice President and	2001	278,875	—	37,233	—	24,750	—	8,520
Chief Financial Officer(6)	2000	254,500	100,000	3,628	—	24,750	—	7,695

William J. Calise, Jr.	2002	444,876	297,000	37,823	—	85,000	—	16,816
Senior Vice President,	2001	426,667	—	38,471	—	82,500	—	25,600
General Counsel and Secretary	2000	407,917	325,000	42,260	—	82,500	—	24,475

Keith D. Nosbusch	2002	429,499	300,000	32,728	—	125,000	—	16,235
Senior Vice President	2001	410,000	—	37,397	—	120,000	—	24,600
and President, Rockwell	2000	350,000	200,000	73,101	—	90,000	107,901	21,000
Automation Control Systems

Joseph D. Swann	2002	317,011	250,000	34,957	—	90,000	—	11,983
Senior Vice President	2001	310,000	—	16,503	—	60,000	—	18,600
and President, Rockwell	2000	282,500	125,000	27,028	—	45,000	88,197	16,950
Automation Power Systems(7)

(1)	Amounts contributed or accrued for the Named Officers under the Corporation’s savings plans and related supplemental savings plans.

(2)	Amounts awarded for fiscal year 2000 under the Annual Incentive Compensation Plan for Senior Executive Officers (Senior Officer Incentive Plan) for Messrs. Davis, Calise and Nosbusch and under the Incentive Compensation Plan for Messrs. Bless and Swann.

(3)	In fiscal year 2002, the bonuses for the Named Officers include amounts awarded under the Senior Officer Incentive Plan and separate additional amounts awarded due to the adverse effect on the determination of available funds under the Senior Officer Incentive Plan as a result of the Corporation’s required adoption of SFAS No. 142, which was not contemplated when the Plan was adopted.

(4)	Shares subject to options granted in fiscal years 2000 and 2001 were adjusted on June 29, 2001 to preserve the intrinsic value of options for shares of Common Stock of the Corporation following the pro-rata distribution of shares of Rockwell Collins, Inc. These adjustments are not reflected in the table.

(5)	Cash and market value of Common Stock paid in respect of performance units granted under business unit long-term incentive plans for the three-year performance period ended September 30, 2000 for Messrs. Nosbusch and Swann.

(6)	Vice President from February 2001 through June 2001; Vice President, Finance—Rockwell Automation Control Systems prior thereto.

(7)	Vice President of the Corporation prior to June 2001.

OPTION GRANTS

      Shown below is further information on grants to the Named Officers of stock options pursuant to the 2000 Long-Term Incentives Plan during the fiscal year ended September 30, 2002, which are reflected in the Summary Compensation Table on page 9. No stock appreciation rights were granted during fiscal year 2002.

					Grant Date
Individual Grants					Value

	Number of
	Securities	Percentage of
	Underlying	Total Options
	Options	Granted to	Exercise or
	Granted	Employees in	Base Price	Expiration	Grant Date
Name	(Shares)(1)	Fiscal 2002	(Per Share)	Date	Present Value(2)

Don H. Davis, Jr.	350,000	12.93%	$13.40	10/1/11	$1,204,000
Michael A. Bless	80,000	2.95	13.40	10/1/11	275,200
William J. Calise, Jr.	85,000	3.14	13.40	10/1/11	292,400
Keith D. Nosbusch	125,000	4.62	13.40	10/1/11	430,000
Joseph D. Swann	90,000	3.32	13.40	10/1/11	309,600

(1)	Granted on October 1, 2001 and exercisable in three substantially equal installments beginning October 1, 2002.

(2)	These values are based on the Black-Scholes option pricing model which produces a per share option value of $3.44 for the October 1, 2001 grant, computed using the following assumptions and inputs: options exercised 7 1/2 years from the grant date, expected stock price volatility of 0.30, dividend yield of 3.76% and an interest rate of 4.63%. The interest rate represents the zero coupon Treasury bond rate with a maturity date approximately 7 1/2 years from the date the options were granted. The actual value, if any, the executive officers may realize from these options will depend solely on the gain in stock price over the exercise price when the options are exercised.

     The Black-Scholes option pricing methodology, on which the present value of the stock options granted to the Named Officers is based, attempts to portray the value of an option at the date of grant. While the options have no value if the stock price does not increase, were the $3.44 present value of the possible future gains on the options granted October 1, 2001 used to derive a future stock price at the end of the 7 1/2 year period when it is assumed the options would be exercised, the shareowners of the approximately 184 million shares outstanding on the grant date of those options (assuming that number of shares remains outstanding) would realize aggregate appreciation of approximately $887 million compared to aggregate appreciation on the options for the Named Officers of approximately $3.5 million (assuming that they hold their options or the shares acquired on exercise thereof for the whole 7 1/2 year period).

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END VALUES

      Shown below is information with respect to (i) exercises by the Named Officers during fiscal 2002 of options to purchase the Corporation’s Common Stock granted under the 2000 Long-Term Incentives Plan, the 1995 Long-Term Incentives Plan or the 1988 Long-Term Incentives Plan and (ii) the unexercised options to purchase the Corporation’s Common Stock granted to the Named Officers in fiscal 2002 and prior years under any of those plans and held by them at September 30, 2002.

					Value of Unexercised
			Number of Unexercised		In-the-Money Options Held
			Options Held at		at September 30,
	Shares		September 30, 2002(1)		2002(1)(2)(3)
	Acquired on	Value
Name	Exercise(1)	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Don H. Davis, Jr.	—	$—	1,239,916(3)	680,001	$5,097,339	$1,688,878
Michael A. Bless	—	—	92,301	104,750	244,290	280,928
William J. Calise, Jr.	—	—	386,596	167,501	1,294,186	415,046
Keith D. Nosbusch	—	—	421,824	391,610	1,317,104	1,000,842
Joseph D. Swann	—	—	253,839	223,304	1,061,917	579,344

(1)	Does not include options or shares acquired on exercise of options for shares of Rockwell Collins, Inc. and Conexant Systems, Inc. issued in connection with the anti-dilution adjustments made June 29, 2001 and December 31, 1998, respectively, to options for the Corporation’s Common Stock following the pro-rata distribution of shares of Rockwell Collins, Inc. and Conexant Systems, Inc.

(2)	Based on the closing price on the New York Stock Exchange—Composite Transactions of the Corporation’s Common Stock on September 30, 2002 ($16.27).

(3)	Excludes 54,450 exercisable options with a value of $188,802 and 144,766 exercisable options with no value because the exercise price was greater than the value of the shares underlying the options that were granted to Mr. Davis and assigned to or for the benefit of family members and are not attributable to him pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act.

EQUITY COMPENSATION PLAN INFORMATION

      The following table provides information as of September 30, 2002 about Common Stock that may be issued upon the exercise of options, warrants and rights granted to employees, consultants or directors under all of the Corporation’s existing equity compensation plans, including the Corporation’s 2000 Long-Term Incentives Plan (2000 Plan), 1995 Long-Term Incentives Plan (1995 Plan), 1988 Long-Term Incentives Plan (1988 Plan) and 1995 Directors Stock Plan.

			Number of Securities
	Number of Securities to	Weighted-	Remaining Available for
	be Issued upon	Average Exercise	Future Issuance under
	Exercise of	Price of	Equity Compensation
	Outstanding Options,	Outstanding	Plans (excluding
	Warrants and	Options, Warrants	Securities reflected in
Plan Category	Rights(a)	and Rights(b)	Column (a))(c)

Equity compensation plans approved by shareowners	19,719,459 (1)	$14.26	7,674,533 (2)
Equity compensation plans not approved by shareowners	56,000 (3)	16.30	—
Total	19,775,459	14.27	7,674,533

(1)	Represents outstanding options under the 1988 Plan, 1995 Plan, 2000 Plan and 1995 Directors Stock Plan.

(2)	Includes 7,485,048 and 189,485 shares available for delivery under the 2000 Plan and the 1995 Directors Stock Plan, respectively.

(3)	On July 31, 2001, each non-employee director received a grant of options to purchase 7,000 shares of Common Stock at an exercise price of $16.05 per share pursuant to Board resolutions. On February 6, 2002, a new non-employee director received a grant of options to purchase 7,000 shares of Common Stock at an exercise price of $18.05 per share pursuant to Board resolutions. The options become exercisable in substantially equal installments on the first, second and third anniversaries of the grant date and expire ten years from the grant date. It is expected that the two new director nominees each will be granted an option to purchase 7,000 shares of Common Stock under the 2003 Directors Stock Plan, effective upon their election as directors, assuming they are elected as directors and the 2003 Directors Stock Plan is approved at the Annual Meeting.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation and Management Development Committee of the Board of Directors has furnished the following report on executive compensation:

Compensation Philosophy

      Under the Committee’s supervision, the Corporation has developed and implemented compensation policies, plans and programs intended to “pay for performance”. The Committee sets base salaries generally somewhat below the median of other major U.S. industrial companies, and provides opportunity for above-median compensation through the Corporation’s annual and long-term incentive plans which depend heavily on corporate, business unit and individual performance. The Committee considers the total compensation (earned or potentially available) of each of the Named Officers and the other senior executives in establishing each element of compensation. In its review the Committee considers industry, peer group and national surveys of other major U.S. industrial companies and performance judgments as to the past and expected future contributions of the individual senior executives.

Employee Stock Ownership

      The Committee believes the focus on “pay for performance” is sharpened by aligning closely the financial interests of the Corporation’s key executives with those of shareowners. Accordingly, it has set minimum Ownership Guidelines for executives. The Guidelines were revised in 2002 to address the impact of the Rockwell Collins spin-off in June, 2001, which reduced the value of each officer’s stock holdings by 61%.

      The minimum Ownership Guidelines (multiple of base salary) are as follows:

Common Stock
Market Value

Chief Executive Officer	5
Major Business Unit Heads and Senior Vice Presidents	3
Other Business Unit Heads and other Senior Executives	1.5

      Shares owned directly (including restricted shares) or through the Corporation’s savings plans and the after-tax value of shares subject to vested unexercised stock options over the option exercise price are considered for determining whether an executive meets the Guidelines, except that not more than 50% of the Guidelines can be met by the after-tax value of unexercised vested options. At September 30, 2002, the 18 executives subject to the Guidelines owned an aggregate of 244,824 shares (including share equivalents under the Corporation’s supplemental savings plans) of the Corporation’s Common Stock, with an aggregate market value of $5.2 million at November 30, 2002. In light of the Rockwell Collins spin-off, two additional years were added to the five year transition period provided under the Guidelines for compliance. The Corporation has determined that if a senior executive subject to the Guidelines is not making appropriate progress to meet the Guidelines, the executive’s future stock option grants will be adversely affected.

Components of Compensation

      • Base Salary— The Committee reviewed and approved the Chief Executive Officer’s base salary, and an annual salary plan for the Corporation’s other senior executives near the beginning of the 2002 fiscal year and periodically during the fiscal year for new officers.

      • Annual Incentives— In the early part of each fiscal year, the Committee reviews with the Chief Executive Officer the Corporate Goals and Objectives. These include measurable financial return and shareowner value creation objectives as well as long-term leadership goals that in part require more subjective assessments. After the end of the year, the Committee evaluates the Corporation’s performance and considers the results together with the contributions made by and the levels of responsibility of the individual executives in awarding annual incentive compensation. The incentive compensation for executives responsible for the management of business units is largely determined by the extent to which the respective business unit achieves goals established at the beginning of each year tailored to the particular business unit.

      The following table shows the Corporation’s performance against its principal 2002 financial goals:

Performance Measure	Goal	Performance Achieved

Revenue	$3.8 billion	$3.9 billion

Earnings per share(1)	$0.95	$1.20

Free cash flow(2)	100% of net income	165% of net income(3)

Return on invested capital(4)	11% pre-tax	11% pre-tax

(1)	Based on income from continuing operations before accounting change.

(2)	Free cash flow is an internal performance measure defined as cash provided by operating activities, reduced by capital expenditures.
(3)	Calculated using free cash flow divided by income from continuing operations before accounting change.

(4)	The Corporation defines return on invested capital as the percentage resulting from dividing (a) income from continuing operations before accounting change and before interest expense, income tax expense and goodwill and purchase accounting items by (b) average invested capital for the year. Invested capital is defined as the sum of short-term debt, long-term debt, shareowners’ equity, cumulative write-downs of goodwill and intangibles required under SFAS No. 142, and accumulated amortization of goodwill and other intangible assets, minus cash.

     • Long-Term Incentives— The Corporation’s 2000 Long-Term Incentives Plan provides the flexibility to grant long-term incentives in a variety of forms, including performance units, stock options, stock appreciation rights and restricted stock. Annually, the Committee evaluates the type of long-term incentive it believes is most likely to achieve the Corporation’s total compensation objectives.

      In fiscal 2002, long-term incentives for all senior and middle-management executives were provided solely through stock option grants, and those grants were made near the beginning of the fiscal year, except that a total of 9,300 shares of restricted stock were awarded to middle-management executives. The Committee believes that stock option grants better meet the objectives of the long-term incentive plans, including particularly the alignment of management’s interests with those of the shareowners.

      • Compensation Deductibility— Internal Revenue Code Section 162(m) provides that publicly held companies may not deduct in any taxable year compensation in excess of one million dollars paid in that year to any of its Named Officers unless the compensation is “performance based”. Grants of stock options and awards under the Annual Incentive Compensation Plan for Senior Executive Officers are considered “performance based” compensation. Since the Committee retains discretion with respect to base salaries and other annual incentive compensation awards, those elements would not qualify as “performance based” compensation for these purposes. It is anticipated that all fiscal year 2002 compensation to the Named Officers will be fully deductible under Section 162(m), except that Mr. Davis will receive up to $340,150 in compensation that may not be deductible under this provision.

Compensation of the Chairman of the Board and Chief Executive Officer

      Mr. Davis’ base salary is $927,000. This is a $27,000 increase from his 2001 base salary, reflecting a one-time 3% increase granted to all corporate employees to reflect the 50% reduction in the Corporation’s matching contribution under the Corporation’s savings plans. His total annual cash compensation continues to be substantially dependent on annual incentive compensation tied to the Committee’s assessment of his and the Corporation’s performance. In determining Mr. Davis’ annual incentive compensation for 2002, the Committee concluded that under his leadership in 2002 the Corporation had performed well, meeting or exceeding all its financial goals in spite of softness in the market for capital goods. The Committee awarded Mr. Davis $750,000 in incentive compensation. Mr. Davis did not receive any incentive compensation in fiscal 2001.

      At the beginning of fiscal 2002, the Committee granted Mr. Davis options for 350,000 shares as compared to the 330,000 shares granted for fiscal 2001. The Committee considered information on Mr. Davis’ total compensation and historical information regarding his long-term compensation opportunities, as well as Mr. Davis’ past and expected future contributions to the Corporation’s achievement of its long-term performance goals.

      The Board in Executive Session (when Mr. Davis was not present), as provided in the Corporation’s Guidelines on Corporate Governance, received and discussed the Committee’s evaluation of the Corporation’s and Mr. Davis’ performance in the 2002 fiscal year.

Compensation and Management Development Committee

John D. Nichols, Chairman
William T. McCormick, Jr.
Bruce M. Rockwell
Joseph F. Toot, Jr.

SHAREOWNER RETURN PERFORMANCE PRESENTATION

      Set forth below is a line graph comparing the cumulative total shareowner return on the Corporation’s Common Stock against the cumulative total return of the S&P Composite-500 Stock Index and the S&P Electrical Components & Equipment Index for the period of five fiscal years which commenced October 1, 1997 and ended September 30, 2002, assuming in each case a fixed investment of $100 at the respective closing prices on September 30, 1997 and reinvestment of all dividends.

Comparison of Five-Year Cumulative Total Return*

Rockwell Automation, S&P Composite-500 & S&P Electrical Components & Equipment

 The cumulative total returns on Rockwell Automation Common Stock and each index as of each September 30, 1997-2002 plotted in the above graph are as follows:

	1997	1998	1999	2000	2001	2002

Rockwell Automation*	$100.00	$66.67	$119.41	$70.55	$83.77	$96.09
S&P Composite—500	100.00	109.05	139.37	157.88	115.85	92.12
S&P Electrical Components & Equipment**	100.00	83.23	121.18	163.83	112.69	102.30
Dividends per common share during fiscal year ended September 30	1.16	1.02	1.02	1.02	0.93	0.66

*	Includes the reinvestment of all dividends in Rockwell Automation common stock, including the value of the dividends related to receipt of 0.333 share of Meritor (now ArvinMeritor) common stock on September 30, 1997; the receipt of 0.5 share of Conexant common stock on January 4, 1999; and the receipt of 1 share of Rockwell Collins common stock on June 29, 2001.

**	Replaces S&P Electrical Equipment Index used in prior years which has been discontinued.

RETIREMENT PLANS

      The following table shows the estimated annual retirement benefits payable on a straight life annuity basis to participating employees, including officers, in the earnings and years of service classifications indicated, under the Corporation’s retirement plans which cover most officers and other salaried employees on a non-contributory basis. Such benefits reflect a reduction to recognize in part the Corporation’s cost of Social Security benefits related to service for the Corporation. The Corporation’s plans also provide for the payment of benefits to an employee’s surviving spouse or other beneficiary.

Average	Estimated Annual Retirement Benefit for Years of Service Indicated
Annual
Earnings	5 Years	10 Years	15 Years	20 Years	25 Years	30 Years	35 Years	40 Years

$500,000	$65,763	$131,580	$197,343	$209,322	$221,301	$233,281	$255,481	$287,229
1,000,000	132,413	264,930	397,343	421,822	446,301	470,781	517,981	580,979
1,500,000	199,063	398,280	597,343	634,322	671,301	708,281	780,481	874,729
2,000,000	265,713	531,630	797,343	846,822	896,301	945,781	1,042,981	1,168,479
2,500,000	332,363	664,980	997,343	1,059,322	1,121,301	1,183,281	1,305,481	1,462,229
3,000,000	399,013	798,330	1,197,343	1,271,822	1,346,301	1,420,781	1,567,981	1,755,979

      Covered compensation includes salary and annual bonus. The calculation of retirement benefits under the plans generally is based upon average earnings for the highest five years of the ten years preceding retirement. The credited years of service for Messrs. Davis, Bless, Calise, Nosbusch and Swann are 40, 6, 9, 29, and 34.

      Sections 401(a)(17) and 415 of the Internal Revenue Code of 1986, as amended, limit the annual benefits which may be paid from a tax-qualified retirement plan. As permitted by the Employee Retirement Income Security Act of 1974, the Corporation has a nonqualified supplemental pension plan which authorizes the payment out of general funds of the Corporation of any benefits calculated under provisions of the applicable retirement plan which may be above the limits under these sections.

OTHER ARRANGEMENTS

      In June 2001, the Corporation entered into change of control agreements with each of the Named Officers and with certain other executives. Each agreement has a term of three and one-half years and becomes effective upon a “change of control” of the Corporation during that term. Each agreement provides for the continuing employment of the executive for three years after the change of control on conditions no less favorable than those in effect before the change of control. If the executive’s employment is terminated by the Corporation without “cause” or if the executive terminates his employment for “good reason” within that three year period, the executive is entitled to severance benefits equal to a multiple of his annual compensation, including bonus, and continuation of other benefits for a number of years equal to the multiple. The multiple is 3 for each of the Named Officers and 3 or 2 for the other executives. In addition, if the executive terminates his own employment for any reason during a 30-day window period beginning one year after the change of control, the executive is also entitled to these severance benefits. The executives are entitled to an additional payment, if necessary, to make them whole as a result of any excise tax imposed by the Internal Revenue Code on these change of control payments, unless the safe harbor amount above which the excise tax is imposed is not exceeded by more than 10%, in which event the payments will be reduced to avoid the excise tax.

      In order to maintain continuity, the Corporation offered to all employees on the corporate staff who had previously relocated from Costa Mesa, California, to Milwaukee, Wisconsin, the same lay-off and relocation package offered to all such corporate employees who left the Corporation’s employ in connection with the Rockwell Collins spin-off, provided they remain in the Corporation’s employ until September 30, 2004 and cease employment on such date. Included in this group are Messrs. Bless and Calise who, if they meet the requirements of the offer, would be entitled to the payment of twenty-four months of base salary.

      The Named Officers participate in the Corporation’s non-qualified supplemental pension plan, supplemental savings plan and deferred compensation plan. The Corporation has established a master rabbi trust relating to these non-qualified plans. The master rabbi trust requires that, upon a change of control of the Corporation, the Corporation fund the trust in a cash amount equal to the unfunded accrued liabilities of these non-qualified plans as of such time.

PROPOSAL TO APPROVE THE SELECTION OF AUDITORS

      The Board of Directors, upon the recommendation of the Audit Committee, has selected the firm of Deloitte & Touche LLP (D&T) as the auditors of the Corporation for the fiscal year ending September 30, 2003, subject to the approval of the shareowners. D&T, and its predecessors, have acted for the Corporation, and its predecessors, as auditors since 1934.

      Before the Audit Committee recommended to the full Board the appointment of D&T, it carefully considered the qualifications of that firm, including their performance in prior years and their reputation for integrity and for competence in the fields of accounting and auditing. Representatives of D&T are expected to be present at the meeting to respond to appropriate questions and to make a statement if they desire to do so.

      The following table sets forth the aggregate fees for services provided by D&T for the fiscal year ended September 30, 2002 (in millions):

Audit Fees(1)	$2.1
Financial Information Systems
Design and Implementation Fees	—
All Other Fees
Audit related services, including statutory audits and employee benefit plan audits	1.2
Tax services, including tax return preparation	5.8
Other	0.2

(1)	Audit of 2002 annual financial statements and review of financial statements included in Forms 10-Q for fiscal 2002.

     The Audit Committee considered and determined that the provision of non-audit services by D&T was compatible with maintaining the firm’s independence.

      The Board of Directors recommends that you vote “FOR” the Proposal, which is presented as item (b).

PROPOSAL TO APPROVE THE 2003 DIRECTORS STOCK PLAN

      A proposal will be presented at the meeting to approve the Corporation’s 2003 Directors Stock Plan (the 2003 Directors Plan) which was adopted by the Board of Directors on December 4, 2002, subject to approval by the shareowners of the Corporation. The complete text of the 2003 Directors Plan is set forth in Exhibit A to this proxy statement and shareowners are urged to review it together with the following information, which is qualified in its entirety by reference to Exhibit A.

      The purpose of the 2003 Directors Plan is to link compensation of non-employee directors of the Corporation directly with the interests of the Corporation’s shareowners. If approved by shareowners, the 2003 Directors Plan will become effective at the time of such approval and supersede a similar plan adopted by the Board and approved by shareowners, and the first awards will be made immediately following the meeting.

      Participation. Participation in the 2003 Directors Plan will be limited to directors who are not employees of the Corporation or any of its subsidiaries. An aggregate of 500,000 shares of Common Stock of the Corporation (Shares) may be delivered under the 2003 Directors Plan, subject to appropriate adjustment in the event of any change in or affecting Shares, including but not limited to stock dividends, stock splits and recapitalizations.

      Stock Options. Under the 2003 Directors Plan, each new non-employee director will be granted an option to purchase up to 10,000 shares of Common Stock effective upon first election as a director, with the number of shares to be fixed from time to time by the Board. In addition, each non-employee director will be granted an option to purchase up to 5,000 shares of Common Stock immediately after each annual meeting of shareowners, with the number of shares (the Annual Option Amount) to be fixed from time to time by the Board. Each non-employee director elected at any meeting of the Board will receive an option to purchase 100% of the Annual Option Amount if elected after an annual meeting and prior to May 1, 75% of the Annual

Option Amount if elected between May 1 and July 31, 50% of the Annual Option Amount if elected between August 1 and October 31, and 25% of the Annual Option Amount if elected between November 1 and the next annual meeting. The Board may also at any time grant non-employee directors such additional options under the 2003 Directors Plan as it may determine in its sole discretion. The purchase price of the shares subject to each option granted under the 2003 Directors Plan will be 100% of the fair market value of the Common Stock on the date the option is granted. Upon exercise of an option, the option price must be paid in full in cash, shares of Common Stock valued at their fair market value on the date of exercise, or a combination of both.

      Options granted under the 2003 Directors Plan may not be exercised prior to one year or after ten years from the date of grant and become exercisable in three approximately equal installments on the first, second and third anniversaries of the date of grant. If an optionee who holds an outstanding stock option dies, the 2003 Directors Plan permits the exercise of the option within three years of the date of death, or until the expiration date specified in the option, if earlier, even if it were not exercisable at such date. If an optionee who holds an outstanding stock option retires from the Board after reaching age 72 or before 72 with at least ten years of service as a director, all options then held will be exercisable even if they were not exercisable at the retirement date, provided that the options will expire at the earlier of five years after the date of retirement or the expiration date specified in the options. If an optionee ceases to be a director by reason of disability or resignation from the Board for reasons of the antitrust laws, compliance with the Corporation’s conflict of interest policies or other circumstances that the Board determines not to be adverse to the Corporation’s best interests, all options then held by the optionee may be exercised from and after such termination date for a period of one year or until the expiration date specified in the option, if earlier, even if they were not exercisable at such termination date, unless the Board determines otherwise. If an optionee ceases to be a director while holding unexercised options for any other reason, the options will then be void.

      Options granted under the 2003 Directors Plan are not transferable other than by will or by the laws of descent and distribution or by gift to the optionee’s immediate family members, affiliated trusts or family charitable trusts.

      Annual Award of Shares. Under the 2003 Directors Plan, each non-employee director will be awarded up to 1,000 shares of Common Stock immediately after each annual meeting of shareowners, with the number of shares (the Annual Share Amount) to be fixed from time to time by the Board. Each non-employee director elected at any meeting of the Board will receive 100% of the Annual Share Amount if elected after an annual meeting and prior to May 1, 75% of the Annual Share Amount if elected between May 1 and July 31, 50% of the Annual Share Amount if elected between August 1 and October 31, and 25% of the Annual Share Amount if elected between November 1 and the next annual meeting.

      Restricted Shares. Under the 2003 Directors Plan, non-employee directors will receive up to 50% of their annual retainer for board service in the form of restricted shares of Common Stock, with the percentage to be fixed from time to time by the Board, and may elect to receive the Annual Share Amount and all or any portion of the cash component of their annual retainer for board, committee or other service in the form of restricted shares of Common Stock. The Board may also at any time grant non-employee directors such additional restricted shares under the 2003 Directors Plan as it may determine in its sole discretion. Restricted shares will have all the attributes of outstanding shares, including the right to vote and to receive dividends thereon, except that restricted shares will be held by the Corporation until ten days after the recipient retires from the Board under the Board’s retirement policy or ceases to be a director by reason of the antitrust laws, compliance with the Corporation’s conflict of interest policies, death, disability or other circumstances the Board determines not to be adverse to the best interests of the Corporation.

      Administration and Amendment. The Compensation and Management Development Committee will administer the 2003 Directors Plan. The Board of Directors may amend the 2003 Directors Plan in any respect, provided that without shareowner approval no amendment may be made that would materially increase the maximum number of shares of Common Stock available for delivery under the 2003 Directors Plan (other than adjustments to reflect changes in or affecting shares of Common Stock) or otherwise be effective to the extent that shareowner approval is necessary to comply with any applicable tax or regulatory requirement or rule of any exchange on which the Common Stock is listed.

      The Board of Directors also has authority to terminate the 2003 Directors Plan at any time.

      Change of Control. In order to maintain the rights of participants in the 2003 Directors Plan in the event of a change of control (as defined in Article III, Section 13(I)(1) of the Corporation’s By-Laws) of the Corporation, the 2003 Directors Plan provides that upon the occurrence of a change of control, all outstanding stock options shall become fully exercisable whether or not then exercisable and the restrictions on all restricted shares shall lapse.

      Shown below is information concerning the grants that would be made during the fiscal year ending September 30, 2003, assuming that the nominees are elected directors at the 2003 Annual Meeting, no additional directors are elected during that fiscal year, and the award amounts are as follows based on current director compensation: options to purchase 7,000 shares upon first election, annual options to purchase 1,000 shares, 400 annual award shares and $27,000 of the annual retainer in restricted stock.

	Grant of Options upon		Annual Grant		Annual Award		Annual Retainer Paid
	First Election		of Options		of Shares		in Restricted Shares

	Shares		Shares
	Underlying	Grant	Underlying	Grant
	Options	Date	Options	Date		Dollar			Dollar
Name and Position	Granted	Value(1)	Granted	Value(1)	Shares	Value(2)	Shares		Value(2)

All Executive Officers as a Group(3)	—	—	—	—	—	—	—		—
All Non-Executive Directors as a Group	14,000 (4)	$57,400	9,000	$36,900	3,600	$60,264	3,226	(5)	$54,003
All Employees (other than Executive Officers) as a Group(3)	—	—	—	—	—	—	—		—

(1)	These values are based on the Black-Scholes option pricing methodology, which produces a per share option value of $4.10, computed using the following assumptions and inputs: options exercised after 7 1/2 years, expected stock price volatility of 0.30, dividend yield of 3.76%, and an interest rate of 4.003%. The interest rate represents the zero coupon Treasury bond rate with a maturity date approximately 7 1/2 years from November 1, 2002 (the date of calculation). The actual value, if any, the director may realize from these options will depend solely on the gain in stock price over the exercise price when the options are exercised.

(2)	Based on the closing price on the New York Stock Exchange – Composite Transactions of the Corporation’s Common Stock on November 1, 2002 ($16.74). If restricted shares are issued, value assumed to be the same.

(3)	No employees, including the Named Officers, are eligible for awards under the 2003 Directors Plan.

(4)	Represents options that are expected to be granted to the two new director nominees.

(5)	Represents restricted shares that are expected to be awarded to the two new director nominees. The continuing non-employee directors received the annual retainer in restricted shares on October 1, 2002.

     Tax Matters. The material United States federal income tax consequences of the issuance or delivery of restricted shares awarded in lieu of cash retainers are that the value thereof is not taxable to the recipient, and the Corporation will not be entitled to its deduction, until the restriction lapses (at the value of the shares on the date the restriction lapses).

      The material federal income tax consequences of the grant of options under the 2003 Directors Plan are that upon the exercise of an option, the optionee realizes ordinary income, and the Corporation is entitled to a deduction, equal to the excess of the fair market value of the shares acquired at the time of exercise over the option exercise price.

      The Board of Directors recommends that you vote “FOR” the Proposal, which is presented as item (c).

VOTE REQUIRED

      The four nominees for election as directors to serve until the 2006 Annual Meeting of Shareowners who receive the greatest number of votes cast for the election of directors at the meeting by the holders of the Corporation’s Common Stock entitled to vote at the meeting, a quorum being present, shall become directors at the conclusion of the tabulation of votes. An affirmative vote of the holders of a majority of the voting power of the Corporation’s Common Stock present in person or represented by proxy and entitled to vote at the meeting, a quorum being present, is necessary to approve the actions proposed in items (b) and (c) of the accompanying Notice of 2003 Annual Meeting of Shareowners.

      Under Delaware law and the Corporation’s Restated Certificate of Incorporation and By-Laws, the aggregate number of votes entitled to be cast by all shareowners present in person or represented by proxy at the meeting, whether those shareowners vote “for”, “against” or abstain from voting (including broker non-votes), will be counted for purposes of determining the minimum number of affirmative votes required for approval of items (b) and (c) and the total number of votes cast “for” those matters will be counted for purposes of determining whether sufficient affirmative votes have been cast. The shares of a shareowner who abstains from voting on a matter or whose shares are not voted by reason of a broker non-vote on a particular matter will be counted for purposes of determining whether a quorum is present at the meeting so long as the shareowner is present in person or represented by proxy. An abstention from voting or a broker non-vote on a matter by a shareowner present in person or represented by proxy at the meeting has no effect in the election of directors (assuming a quorum is present) and has the same legal effect as a vote “against” any other matter even though the shareowner or interested parties analyzing the results of the voting may interpret such a vote differently.

OTHER MATTERS

      The Board of Directors does not know of any other matters which may be presented at the meeting. The Corporation’s By-Laws required notice by November 8, 2002 (or December 15, 2002 for nominees for the position to be created by the increase in the size of the Board) for any matter to be brought before the meeting by a shareowner. In the event of a vote on any matters other than those referred to in items (a), (b) and (c) of the accompanying Notice of 2003 Annual Meeting of Shareowners, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons voting such proxies.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

      Section 16(a) of the Securities Exchange Act requires the Corporation’s officers and directors, and persons who own more than ten percent of a registered class of the Corporation’s equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than ten percent shareowners are required by Securities and Exchange Commission regulation to furnish the Corporation with copies of all Forms 3, 4 and 5 they file.

      Based solely on the Corporation’s review of the copies of such forms it has received and written representations from certain reporting persons confirming that they were not required to file Forms 5 for specified fiscal years, the Corporation believes that all its officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal 2002.

ANNUAL REPORTS

      The Corporation’s Annual Report to Shareowners, including the Annual Report on Form 10-K and financial statements, for the fiscal year ended September 30, 2002, has been mailed to shareowners in advance of this proxy statement.

SHAREOWNER PROPOSALS FOR ANNUAL MEETING IN 2004

      To be eligible for inclusion in the Corporation’s proxy statement, shareowner proposals for the 2004 Annual Meeting of Shareowners must be received on or before August 20, 2003 at the Office of the Secretary at the Corporation’s World Headquarters, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202. In addition, the Corporation’s By-Laws require a shareowner desiring to propose any matter for consideration of the shareowners at the 2004 Annual Meeting of Shareowners to notify the Corporation’s Secretary in writing at the address listed in the preceding sentence on or after October 8, 2003 and on or before November 7, 2003. If the number of directors to be elected to the Board at the 2004 Annual Meeting of Shareowners is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the increased size of the Board on or before October 28, 2003, a shareowner proposal with respect to nominees for any new position created by such increase will be considered timely if received by the Corporation’s Secretary by not later than the tenth day following such public announcement by the Corporation.

EXPENSES OF SOLICITATION

      The cost of the solicitation of proxies will be borne by the Corporation. In addition to the use of the mails, proxies may be solicited personally, or by telephone, facsimile or e-mail, by a few regular employees of the Corporation without additional compensation. The Corporation does not expect to pay any compensation for the solicitation of proxies but will reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses for sending proxy material to principals and obtaining their proxies.

December 16, 2002

Exhibit A

ROCKWELL AUTOMATION, INC.

2003 DIRECTORS STOCK PLAN

1.	PURPOSE OF THE PLAN.

      The purpose of the 2003 Directors Stock Plan (the Plan) is to link the compensation of non-employee directors of Rockwell Automation, Inc. (Rockwell Automation) directly with the interests of the Rockwell Automation shareowners.

2.	PARTICIPANTS.

      Participants in the Plan shall consist of directors of Rockwell Automation who are not employees of Rockwell Automation or any of its subsidiaries (Non-Employee Directors). The term “subsidiary” as used in the Plan means a corporation more than 50% of the voting stock of which, or an unincorporated business entity more than 50% of the equity interest in which, shall at the time be owned directly or indirectly by Rockwell Automation.

3.	SHARES RESERVED UNDER THE PLAN.

      Subject to the provisions of Section 9, there shall be reserved for delivery under the Plan 500,000 shares of Common Stock, par value $1 per share, of Rockwell Automation (Shares). Shares to be delivered under the Plan may be authorized and unissued Shares, Shares held in treasury or any combination thereof.

4.	ADMINISTRATION OF THE PLAN.

      The Plan shall be administered by the Compensation and Management Development Committee (the Committee) of the Board of Directors of Rockwell Automation (the Board), subject to the right of the Board, in its sole discretion, to exercise or authorize another committee or person to exercise some or all of the responsibilities, powers and authority vested in the Committee under the Plan. The Committee (or the Board or any other committee or person authorized by the Board) shall have authority to interpret the Plan and to prescribe, amend and rescind rules and regulations relating to the administration of the Plan, and all such interpretations, rules and regulations shall be conclusive and binding on all persons.

5.	EFFECTIVE DATE OF THE PLAN.

      The Plan has been approved by the Board and shall be submitted to the shareowners of Rockwell Automation for approval at the Annual Meeting of Shareowners to be held in 2003, and, if approved by the shareowners, shall become effective on the date and at the time of such approval.

6.	ANNUAL AWARD OF SHARES.

      Immediately following the Annual Meeting of Shareowners of Rockwell Automation held in 2003 and each Annual Meeting of Shareowners thereafter, each Non-Employee Director who is elected a director at, or who was previously elected and continues as a director after, that Annual Meeting shall receive an award of up to 1,000 Shares. The number of Shares so awarded (the Annual Share Amount) shall be fixed from time to time by the Board pursuant to a resolution adopted by a majority of the whole Board. Each Non-Employee Director who is elected a director at any meeting of the Board shall receive effective immediately after that meeting an award of one hundred percent (100%) of the Annual Share Amount if elected after an Annual Meeting of Shareowners and prior to May 1; an award of seventy-five percent (75%) of the Annual Share Amount if elected between May 1 and July 31; an award of fifty percent (50%) of the Annual Share Amount if elected between August 1 and October 31; and an award of twenty-five percent (25%) of the Annual Share Amount if elected between November 1 and the next Annual Meeting of Shareowners. A participant shall not be required to make any payment for any Shares delivered under this Section 6. Upon the delivery of Shares under this Section 6, the recipient shall have the entire beneficial ownership interest in, and all rights and privileges of a shareowner as to those Shares, including the right to vote the Shares and to receive dividends thereon.

      Each Non-Employee Director may elect each year, not later than December 31 of the year preceding the year in which the annual award of Shares is to be made, to receive the annual award in the form of restricted stock (Restricted Shares). Upon receipt of Restricted Shares, the recipient shall have the right to vote the Restricted Shares and to receive dividends thereon, and the Restricted Shares shall have all the attributes of outstanding Shares, except that the Restricted Shares shall be held in book-entry accounts subject to the direction of Rockwell Automation (or if Rockwell Automation elects, certificates therefor may be issued in the recipient’s name but delivered to and held by Rockwell Automation) until ten days after the recipient retires from the Board under the Board’s retirement policy or if the recipient resigns from the Board or ceases to be a director by reason of the antitrust laws, compliance with Rockwell Automation’s conflict of interest policies, death, disability or other circumstances the Board determines not to be adverse to the best interests of Rockwell Automation, at which time the Restricted Shares so held shall be delivered to the Non-Employee Director and cease to be Restricted Shares. If a Change of Control as defined in Article III, Section 13(I)(1) of Rockwell Automation’s By-Laws shall occur, then the restrictions on all Shares granted as Restricted Shares under the Plan at any time before the occurrence of that Change of Control shall forthwith lapse, those Shares shall cease to be Restricted Shares and those Shares shall be delivered as promptly as practicable to the Non-Employee Directors in whose names they are registered.

7.	STOCK OPTIONS.

      (a) Grant of Options.

(i)	Grants upon Election to the Board. Any individual who is elected for the first time as a Non-Employee Director of Rockwell Automation shall be granted an option to purchase up to 10,000 Shares at the meeting of the Board at which, or immediately following the Annual Meeting of Shareowners at which, the individual is first elected a Non-Employee Director of Rockwell Automation. The number of Shares to be subject to the option so granted shall be fixed from time to time by the Board pursuant to a resolution adopted by a majority of the whole Board.

(ii)	Annual Grants. Immediately following the Annual Meeting of Shareowners held in 2003 and each Annual Meeting of Shareowners thereafter, each Non-Employee Director who is elected a director at, or who was previously elected and continues as a director after, that Annual Meeting shall be granted an option to purchase up to 5,000 Shares. The number of Shares to be subject to the option so granted (the Annual Option Amount) shall be fixed from time to time by the Board pursuant to a resolution adopted by a majority of the whole Board. Each Non-Employee Director who is elected a director at any meeting of the Board shall be granted immediately after that meeting an option to purchase one hundred percent (100%) of the Annual Option Amount if elected after an Annual Meeting of Shareowners and prior to May 1; an option to purchase seventy-five percent (75%) of the Annual Option Amount if elected between May 1 and July 31; an option to purchase fifty percent (50%) of the Annual Option Amount if elected between August 1 and October 31; and an option to purchase twenty-five percent (25%) of the Annual Option Amount if elected between November 1 and the next Annual Meeting of Shareowners.

(iii)	Discretionary Grants. At such times as the Board may determine, the Board may grant to each Non-Employee Director, or to one or more designated Non-Employee Directors, options to purchase such additional number of Shares as the Board in its sole discretion shall determine.

      (b) Exercise Price.

      The exercise price per share for each option granted under Section 7(a) shall be one hundred percent (100%) of the closing price per share of the Shares as reported on the New York Stock Exchange-Composite Transactions (the Fair Market Value) on the date of grant (or on the next preceding day that Shares were traded if they were not traded on the date of grant).

      (c) Exercise and Termination.

      The purchase price of the Shares with respect to which an option or portion thereof is exercised shall be payable in full in cash, Shares valued at their Fair Market Value on the date of exercise (or on the next preceding day that Shares were traded if they were not traded on the date of exercise), or a combination thereof. Each option may be exercised in whole or in part at any time after it becomes exercisable; and each option shall become exercisable in three approximately equal installments on each of the first, second and third anniversaries of the date the option is granted. No option shall be exercisable prior to one year nor after ten years from the date of the grant thereof; provided, however, that if the holder of an option dies, the option may be exercised from and after the date of the optionee’s death for a period of three years (or until the expiration date specified in the option, if earlier) even if it was not exercisable at the date of death. Moreover, if an optionee retires after reaching age 72 or before age 72 with at least ten years service as a director, all options then held by such optionee shall be exercisable even if they were not exercisable at such retirement date; provided, however, that each such option shall expire at the earlier of five years after the date of the optionee’s retirement or the expiration date specified in the option. If an optionee ceases to be a director by reason of disability or resignation from the Board for reasons of the antitrust laws, compliance with Rockwell Automation’s conflict of interest policies or other circumstances that the Board determines not to be adverse to the best interests of Rockwell Automation, all options then held by such optionee may be exercised from and after such termination date for a period of one year (or until the expiration date specified in the option, if earlier), even if they were not exercisable at such termination date, unless otherwise determined by the Board. If an optionee ceases to be a director while holding unexercised options for any reason not specified above, such options are then void. If a Change of Control as defined in Article Ill, Section 13(I)(1) of Rockwell Automation’s By-laws shall occur, then all options then outstanding pursuant to the Plan shall forthwith become fully exercisable whether or not otherwise then exercisable.

      (d) Nonassignability.

      Options granted under the Plan are not transferable other than (i) by will or by the laws of descent and distribution; or (ii) by gift to the grantee’s spouse or natural, adopted or step-children or grandchildren (Immediate Family Members) or to a trust for the benefit of one or more of the grantee’s Immediate Family Members or to a family charitable trust established by the grantee or a member of the grantee’s family.

8.     RESTRICTED SHARES IN LIEU OF CASH COMPENSATION.

      (a) Minimum Award.

(i)	Each person who is a Non-Employee Director shall receive up to fifty percent (50%) of his or her annual retainer fee for service on the Board (or the applicable pro rata portion thereof) by delivery of a whole number of Restricted Shares determined by dividing the portion of the retainer fee to be paid in Restricted Shares by the Fair Market Value of the Shares on the date when payment is made (or on the next preceding day that Shares were traded if they were not traded on such date) and rounding up to the next higher whole number. Such percentage of the annual retainer to be paid in Restricted Shares shall be fixed from time to time by the Board pursuant to a resolution adopted by a majority of the whole Board.

(ii)	On and after the first day of Rockwell Automation’s 2004 fiscal year, each Non-Employee Director shall receive the Restricted Shares to which he or she is entitled pursuant to Section 8(a)(i) on the first business day of Rockwell Automation’s 2004 fiscal year and each subsequent fiscal year (or, if later, the first business day during that fiscal year on which such person serves as a Non-Employee Director).

      (b) Elective Awards.

      Each Non-Employee Director may elect each year, not later than December 31 of the year preceding the year as to which an election is to be applicable, to receive all or any part of the cash portion of his or her retainer or other fees to be paid for board, committee or other service in the following calendar year through the issuance or delivery of Restricted Shares, valued at their Fair Market Value on the date when each payment of such retainer amount would otherwise be made in cash (or on the next preceding day that Shares were traded if they were not traded on such date).

      (c) Discretionary Grants.

      At such times as the Board may determine, the Board may grant to each Non-Employee Director, or to one or more designated Non-Employee Directors, awards of such additional numbers of Restricted Shares as the Board in its sole discretion may determine.

      (d) Terms of Restricted Shares.

      Restricted Shares issued or delivered pursuant to this Section 8 shall be the same as and subject to the same provisions as are applicable to Restricted Shares issued or delivered pursuant to Section 6.

9.     ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

      If there shall be any change in or affecting Shares on account of any merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split or combination, or other distribution to holders of Shares (other than a cash dividend), there shall be made or taken such amendments to the Plan and such adjustments and actions thereunder as the Board may deem appropriate under the circumstances.

10.     GOVERNMENT AND OTHER REGULATIONS.

      The obligations of Rockwell Automation to issue or deliver Shares under the Plan or upon exercise of options granted under Section 7 shall be subject to (i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, compliance with the Securities Act of 1933, as amended, and (ii) the condition that such Shares shall have been duly listed on the New York Stock Exchange.

11.     AMENDMENT AND TERMINATION OF THE PLAN.

      The Plan may be amended by the Board in any respect, provided that, without shareowner approval, no amendment shall materially increase the maximum number of Shares available for delivery under the Plan (other than adjustments pursuant to Section 9) or otherwise be effective to the extent that shareowner approval is necessary to comply with any applicable tax or regulatory requirement or rule of any exchange on which the Shares are listed. The Plan may also be terminated at any time by the Board. Termination of the Plan shall not affect the rights of Non-Employee Directors with respect to awards previously granted to them and all unexpired awards shall continue in force and effect after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

12.     MISCELLANEOUS.

      (a) Nothing contained in the Plan shall be deemed to confer upon any person any right to continue as a director of or to be associated in any other way with Rockwell Automation.

      (b) To the extent that Federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of the State of Delaware.

If you plan to attend the Annual Meeting of Shareowners to be held in Milwaukee, Wisconsin on February 5, 2003, please be sure to request an admittance card by:

•	marking the appropriate box on the proxy card and mailing the card using the enclosed envelope;

•	indicating your desire to attend the meeting through the Corporation’s Internet voting procedure; or

•	calling the Corporation’s Shareowner Relations line at 414-212-5300.

ROCKWELL AUTOMATION, INC.
777 E. WISCONSIN AVE., SUITE 1400
MILWAUKEE, WI 53202

VOTE BY INTERNET OR TELEPHONE OR MAIL
24 HOURS A DAY-7 DAYS A WEEK

YOUR VOTE IS IMPORTANT

INTERNET: http://www.proxyvote.com
Use the Internet to vote your proxy up until 11:59 pm Eastern Time the day before the meeting date. Have your card in hand when you access the website. You will be prompted to enter your CONTROL NUMBER, located in the box below, to create and submit an electronic ballot.

OR

TELEPHONE: 1-800-690-6903 (For US Shareowners Only)
Use any touch-tone telephone to vote your proxy up until 11:59 pm Eastern Time the day before the meeting date. Have your proxy card in hand when you call. You will be prompted to enter your CONTROL NUMBER, located in the box below, and then follow the directions given.

OR

MAIL: Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope provided or return it to Rockwell Automation, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

NOTE: If you vote your proxy by Internet or telephone,
you DO NOT NEED TO MAIL BACK your proxy card,
unless you mark “AGAINST” the Householding Election.
Your Internet or telephone instructions will authorize
the named proxies in the same manner as if you returned a
signed proxy card.

THANK YOU FOR VOTING.

*HOUSEHOLDING ELECTION

Mark “FOR” to enroll this account to receive certain future investor communications in a single package per household. Mark “AGAINST” if you do not want to participate, in which case you need to mail back your proxy card. See enclosed notice and below to make election.

To change your election in the future, call 1-800-542-1061.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	RWELL1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ROCKWELL AUTOMATION, INC.
IF NO SPECIFICATION IS MADE, THIS PROXY SHALL BE VOTED “FOR” THE PROPOSALS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING:

(A)	Election of directors: Nominees:	01) B.C. Alewine	For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s number on the line below.
02) J.M. Cook
03) V.G. Istock
04) D.B. Speer

Vote On Proposals		For	Against	Abstain

(B)	Approve the selection of auditors:	☐	☐	☐

(C)	Approve the 2003 Directors Stock Plan:	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

Mark here if you plan to attend the meeting. We will send you an Admittance Card.				☐

For comments, please check this box and write on the back where indicated.				☐

*HOUSEHOLDING ELECTION —>		For		Against
		☐		☐

By checking the box to the right, I consent to view Annual Reports and Proxy Statements electronically via the Internet. I understand that the Corporation may no longer distribute printed materials to me for any future shareowner meetings until my consent is revoked. I understand that I may revoke my consent at any time by giving written notice to the Corporation.	☐

Please sign this proxy as your name appears on the Corporation’s corporate records. Joint owners should each sign personally. Trustees and others signing in a representative capacity should indicate the capacity in which they sign.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

ROCKWELL AUTOMATION, INC.

ANNUAL MEETING OF SHAREOWNERS
WEDNESDAY, FEBRUARY 5, 2003
10:00 AM

THE PFISTER HOTEL
424 EAST WISCONSIN AVENUE
MILWAUKEE, WISCONSIN

YOUR VOTE IS IMPORTANT!
YOU CAN VOTE BY INTERNET, TELEPHONE OR MAIL. SEE THE
INSTRUCTIONS ON THE OTHER SIDE OF THIS PROXY CARD.

IF YOU DID NOT RECEIVE PAPER COPIES OF ROCKWELL AUTOMATION’S
PROXY STATEMENT AND ANNUAL REPORT BECAUSE YOU
CONSENTED TO VIEW THEM ON THE
INTERNET, GO TO THE FOLLOWING INTERNET ADDRESSES:

PROXY STATEMENT: http://www.rockwellautomation.com/invrelations/pdfs/2003_proxy.pdf
ANNUAL REPORT: http://www.rockwellautomation.com/invrelations/pdfs/AR2002.pdf

FOLD AND DETACH HERE

PROXY
ROCKWELL AUTOMATION, INC.
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints D.H. Davis, Jr., W.T. McCormick, Jr. and W.J. Calise, Jr., jointly and severally, proxies, with full power of substitution, to vote shares of capital stock which the undersigned is entitled to vote at the Annual Meeting of Shareowners to be held at The Pfister Hotel, 424 East Wisconsin Avenue, Milwaukee, Wisconsin, on February 5, 2003 or any postponement or adjournment thereof. SUCH PROXIES ARE DIRECTED TO VOTE AS SPECIFIED OR, IF NO SPECIFICATION IS MADE, “FOR” THE ELECTION OF THE FOUR NOMINEES PROPOSED FOR ELECTION AS DIRECTORS WITH TERMS EXPIRING AT THE ANNUAL MEETING IN 2006, “FOR” PROPOSAL (B) AND “FOR” PROPOSAL (C), AND TO VOTE IN ACCORDANCE WITH THEIR DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

     TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS, JUST SIGN AND DATE THE OTHER SIDE; NO BOXES NEED TO BE CHECKED.

Comments:
(If you noted any address changes/comments above, please mark corresponding box on other side.)

(continued and to be dated and signed on the other side)

ROCKWELL AUTOMATION, INC.
777 E. WISCONSIN AVE., SUITE 1400
MILWAUKEE, WI 53202

VOTE BY INTERNET OR TELEPHONE OR MAIL
24 HOURS A DAY-7 DAYS A WEEK

YOUR VOTE IS IMPORTANT

INTERNET: http://www.proxyvote.com
Use the Internet to vote your proxy up until 11:59 pm Eastern Time the day before the meeting date. Have your card in hand when you access the website. You will be prompted to enter your CONTROL NUMBER, located in the box below, to create and submit an electronic ballot.

OR

TELEPHONE: 1-800-690-6903 (For US Shareowners Only)
Use any touch-tone telephone to vote your proxy up until 11:59 pm Eastern Time the day before the meeting date. Have your proxy card in hand when you call. You will be prompted to enter your CONTROL NUMBER, located in the box below, and then follow the directions given.

OR

MAIL: Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope provided or return it to Rockwell Automation, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

NOTE: If you vote your proxy by Internet or telephone,
you DO NOT NEED TO MAIL BACK your proxy card.
Your Internet or telephone instructions will authorize
the named proxies in the same manner as if you returned a
signed proxy card.

THANK YOU FOR VOTING.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	RWELN1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ROCKWELL AUTOMATION, INC.
IF NO SPECIFICATION IS MADE, THIS PROXY SHALL BE VOTED “FOR” THE PROPOSALS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING:

(A)	Election of directors:		For	Withhold	For All	To withhold authority to vote
	Nominees:	01) B.C. Alewine	All	All	Except	for any individual nominee,
		02) J.M. Cook	☐	☐	☐	mark “For All Except” and write
		03) V.G. Istock				that nominee’s number on the
		04) D.B. Speer				line below.

Vote On Proposals		For	Against	Abstain

(B)	Approve the selection of auditors:	☐	☐	☐

(C)	Approve the 2003 Directors Stock Plan:	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

Mark here if you plan to attend the meeting. We will send you an Admittance Card.	☐

For comments, please check this box and write on the back where indicated.	☐

By checking the box to the right, I consent to view Annual Reports and Proxy Statements electronically via the Internet. I understand that the Corporation may no longer distribute printed materials to me for any future shareowner meetings until my consent is revoked. I understand that I may revoke my consent at any time by giving written notice to the Corporation.

Please sign this proxy as your name appears on the Corporation’s corporate records. Joint owners should each sign personally. Trustees and others signing in a representative capacity should indicate the capacity in which they sign.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

ROCKWELL AUTOMATION, INC.

ANNUAL MEETING OF SHAREOWNERS
WEDNESDAY, FEBRUARY 5, 2003
10:00 AM

THE PFISTER HOTEL
424 EAST WISCONSIN AVENUE
MILWAUKEE, WISCONSIN

YOUR VOTE IS IMPORTANT!
YOU CAN VOTE BY INTERNET, TELEPHONE OR MAIL. SEE THE
INSTRUCTIONS ON THE OTHER SIDE OF THIS PROXY CARD.

IF YOU DID NOT RECEIVE PAPER COPIES OF ROCKWELL AUTOMATION’S
PROXY STATEMENT AND ANNUAL REPORT BECAUSE YOU
CONSENTED TO VIEW THEM ON THE
INTERNET, GO TO THE FOLLOWING INTERNET ADDRESSES:

PROXY STATEMENT: http://www.rockwellautomation.com/invrelations/pdfs/2003_proxy.pdf
ANNUAL REPORT: http://www.rockwellautomation.com/invrelations/pdfs/AR2002.pdf

FOLD AND DETACH HERE

PROXY
ROCKWELL AUTOMATION, INC.
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints D.H. Davis, Jr., W.T. McCormick, Jr. and W.J. Calise, Jr., jointly and severally, proxies, with full power of substitution, to vote shares of capital stock which the undersigned is entitled to vote at the Annual Meeting of Shareowners to be held at The Pfister Hotel, 424 East Wisconsin Avenue, Milwaukee, Wisconsin, on February 5, 2003 or any postponement or adjournment thereof. SUCH PROXIES ARE DIRECTED TO VOTE AS SPECIFIED OR, IF NO SPECIFICATION IS MADE, “FOR” THE ELECTION OF THE FOUR NOMINEES PROPOSED FOR ELECTION AS DIRECTORS WITH TERMS EXPIRING AT THE ANNUAL MEETING IN 2006, “FOR” PROPOSAL (B) AND “FOR” PROPOSAL (C), AND TO VOTE IN ACCORDANCE WITH THEIR DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

     TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS, JUST SIGN AND DATE THE OTHER SIDE; NO BOXES NEED TO BE CHECKED.

Comments:
(If you noted any address changes/comments above, please mark corresponding box on other side.)

(continued and to be dated and signed on the other side)

C/O WELLS FARGO INSTITUTIONAL TRUST
     707 WILSHIRE BOULEVARD
     10th FLOOR, MA C E2818-101
     LOS ANGELES, CA 90017

VOTE BY INTERNET OR TELEPHONE OR MAIL
24 HOURS A DAY-7 DAYS A WEEK
YOUR VOTE IS IMPORTANT

INTERNET: http://www.proxyvote.com
Use the Internet to vote up until 11:59 pm Eastern Time on February 2, 2003. Have your direction card in hand when you access the website. You will be prompted to enter your CONTROL NUMBER, located in the box below, to create and submit an electronic ballot.

OR

TELEPHONE: 1-800-690-6903 (For US Shareowners Only) Use any touch-tone telephone to vote up until 11:59 pm Eastern Time on February 2, 2003. Have your direction card in hand when you call. You will be prompted to enter your CONTROL NUMBER, located in the box below, and then follow the directions given.

OR

MAIL: Mark, sign and date your direction card and return it in the enclosed postage-paid envelope provided or return it to Rockwell Automation, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717 by January 31, 2003.

NOTE: If you vote by Internet or telephone,
you DO NOT NEED TO MAIL BACK your direction card,
unless you mark “AGAINST” the Householding Election.
Your Internet or telephone instructions will authorize the
trustee in the same manner as if you returned a
signed direction card.

THANK YOU FOR VOTING.

*HOUSEHOLDING ELECTION

Mark “FOR” to enroll this account to receive certain future investor communications in a single package per household. Mark “AGAINST” if you do not want to participate, in which case you need to mail back your direction card. See enclosed notice and below to make election.

To change your election in the future, call 1-800-542-1061.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

RWELL3	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS DIRECTION CARD IS VALID ONLY WHEN SIGNED AND DATED.

ROCKWELL AUTOMATION, INC.
IF NO SPECIFICATION IS MADE, THE TRUSTEE WILL VOTE AS IT DEEMS PROPER. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING:

(A)	Election of directors:

Nominees:	01) B.C. Alewine 02) J.M. Cook 03) V.G. Istock 04) D.B. Speer

For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s number on the line below.

Vote On Proposals		For	Against	Abstain

(B)	Approve the selection of auditors:

(C)	Approve the 2003 Directors Stock
Plan:

In its discretion, the trustee is authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

Mark here if you plan to attend the meeting. We will send you an Admittance Card.

	For	Against
*HOUSEHOLDING ELECTION ▶

By checking the box to the right, I consent to view Annual Reports and Proxy Statements electronically via the Internet. I understand that the Corporation may no longer distribute printed materials to me for any future shareowner meetings until my consent is revoked. I understand that I may revoke my consent at any time by giving written notice to the Corporation.

Joint owners should each sign personally. Trustees and others signing in a representative capacity should indicate the capacity in which they sign.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

ROCKWELL AUTOMATION, INC.

ANNUAL MEETING OF SHAREOWNERS
WEDNESDAY, FEBRUARY 5, 2003
10:00 AM

THE PFISTER HOTEL
424 EAST WISCONSIN AVENUE
MILWAUKEE, WISCONSIN

YOUR VOTE IS IMPORTANT!
YOU CAN VOTE BY INTERNET, TELEPHONE OR MAIL. SEE THE
INSTRUCTIONS ON THE OTHER SIDE OF THIS DIRECTION CARD.

IF YOU DID NOT RECEIVE PAPER COPIES OF ROCKWELL AUTOMATION’S
PROXY STATEMENT AND ANNUAL REPORT BECAUSE YOU
CONSENTED TO VIEW THEM ON THE
INTERNET, GO TO THE FOLLOWING INTERNET ADDRESSES:

PROXY STATEMENT: http://www.rockwellautomation.com/invrelations/pdfs/2003_proxy.pdf
ANNUAL REPORT: http://www.rockwellautomation.com/invrelations/pdfs/AR2002.pdf

FOLD AND DETACH HERE

DIRECTION CARD
ROCKWELL AUTOMATION, INC.
ROCKWELL AUTOMATION SAVINGS PLANS
AND
ROCKWELL COLLINS SAVINGS PLANS

TO: WELLS FARGO BANK, N.A., TRUSTEE

     You are hereby directed to vote, with respect to the proposals listed on the other side of this Direction Card, the number of shares of Rockwell Automation capital stock held for my account in the savings plans of Rockwell Automation, Inc. (Rockwell Automation Retirement Savings Plan for Salaried Employees, Rockwell Automation Retirement Savings Plan for Hourly Employees, Rockwell Automation Savings and Investment Plan for Represented Hourly Employees, Rockwell Automation Retirement Savings Plan for Represented Hourly Employees and Rockwell Automation Retirement Savings Plan for Certain Employees) and/or the savings plans of Rockwell Collins, Inc. (Rockwell Collins Retirement Savings Plan for Salaried Employees, Rockwell Collins Retirement Savings Plan for Hourly Employees and Rockwell Collins Retirement Savings Plan for Bargaining Unit Employees) at the Annual Meeting of Shareowners of Rockwell Automation, Inc. to be held at The Pfister Hotel, 424 East Wisconsin Avenue, Milwaukee, Wisconsin, on February 5, 2003, and at any postponement or adjournment thereof, as follows:

     TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS, CHECK THE BOXES “FOR” EACH PROPOSAL LISTED ON THE OTHER SIDE, THEN SIGN, DATE AND RETURN THIS CARD BY JANUARY 31, 2003.

(continued and to be dated and signed on the other side)

C/O WELLS FARGO INSTITUTIONAL TRUST
     707 WILSHIRE BOULEVARD
     10th FLOOR, MA C E2818-101
     LOS ANGELES, CA 90017

VOTE BY INTERNET OR TELEPHONE OR MAIL
24 HOURS A DAY-7 DAYS A WEEK
YOUR VOTE IS IMPORTANT

INTERNET: http://www.proxyvote.com
Use the Internet to vote up until 11:59 pm Eastern Time on February 2, 2003. Have your direction card in hand when you access the website. You will be prompted to enter your CONTROL NUMBER, located in the box below, to create and submit an electronic ballot.

OR

TELEPHONE: 1-800-690-6903 (For US Shareowners Only) Use any touch-tone telephone to vote up until 11:59 pm Eastern Time on February 2, 2003. Have your direction card in hand when you call. You will be prompted to enter your CONTROL NUMBER, located in the box below, and then follow the directions given.

OR

MAIL: Mark, sign and date your direction card and return it in the enclosed postage-paid envelope provided or return it to Rockwell Automation, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717 by January 31, 2003.

NOTE: If you vote by Internet or telephone,
you DO NOT NEED TO MAIL BACK your direction card.
Your Internet or telephone instructions will authorize the
trustee in the same manner as if you returned a
signed direction card.

THANK YOU FOR VOTING.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	RWELN3	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS DIRECTION CARD IS VALID ONLY WHEN SIGNED AND DATED.

ROCKWELL AUTOMATION, INC.

IF NO SPECIFICATION IS MADE, THE TRUSTEE WILL VOTE AS IT DEEMS PROPER. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING:

(A)	Election of directors:

Nominees:	01) B.C. Alewine 02) J.M. Cook 03) V.G. Istock 04) D.B. Speer

For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s number on the line below.
☐	☐	☐

	Vote On Proposals	For	Against	Abstain

(B)	Approve the selection of auditors:	☐	☐	☐

(C)	Approve the 2003 Directors Stock Plan:	☐	☐	☐

In its discretion, the trustee is authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof

Mark here if you plan to attend the meeting. We will send you an Admittance Card.	☐

By checking the box to the right, I consent to view Annual Reports and Proxy Statements electronically via the Internet. I understand that the Corporation may no longer distribute printed materials to me for any future shareowner meetings until my consent is revoked. I understand that I may revoke my consent at any time by giving written notice to the Corporation.	☐

Joint owners should each sign personally. Trustees and others signing in a representative capacity should indicate the capacity in which they sign.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

ROCKWELL AUTOMATION, INC.

ANNUAL MEETING OF SHAREOWNERS
WEDNESDAY, FEBRUARY 5, 2003
10:00 AM

THE PFISTER HOTEL
424 EAST WISCONSIN AVENUE
MILWAUKEE, WISCONSIN

YOUR VOTE IS IMPORTANT!
YOU CAN VOTE BY INTERNET, TELEPHONE OR MAIL. SEE THE
INSTRUCTIONS ON THE OTHER SIDE OF THIS DIRECTION CARD.

IF YOU DID NOT RECEIVE PAPER COPIES OF ROCKWELL AUTOMATION’S
PROXY STATEMENT AND ANNUAL REPORT BECAUSE YOU
CONSENTED TO VIEW THEM ON THE
INTERNET, GO TO THE FOLLOWING INTERNET ADDRESSES:

PROXY STATEMENT: http://www.rockwellautomation.com/invrelations/pdfs/2003_proxy.pdf
ANNUAL REPORT: http://www.rockwellautomation.com/invrelations/pdfs/AR2002.pdf

FOLD AND DETACH HERE

DIRECTION CARD
ROCKWELL AUTOMATION, INC.
ROCKWELL AUTOMATION SAVINGS PLANS
AND
ROCKWELL COLLINS SAVINGS PLANS

TO: WELLS FARGO BANK, N.A., TRUSTEE

     You are hereby directed to vote, with respect to the proposals listed on the other side of this Direction Card, the number of shares of Rockwell Automation capital stock held for my account in the savings plans of Rockwell Automation, Inc. (Rockwell Automation Retirement Savings Plan for Salaried Employees, Rockwell Automation Retirement Savings Plan for Hourly Employees, Rockwell Automation Savings and Investment Plan for Represented Hourly Employees, Rockwell Automation Retirement Savings Plan for Represented Hourly Employees and Rockwell Automation Retirement Savings Plan for Certain Employees) and/or the savings plans of Rockwell Collins, Inc. (Rockwell Collins Retirement Savings Plan for Salaried Employees, Rockwell Collins Retirement Savings Plan for Hourly Employees and Rockwell Collins Retirement Savings Plan for Bargaining Unit Employees) at the Annual Meeting of Shareowners of Rockwell Automation, Inc. to be held at The Pfister Hotel, 424 East Wisconsin Avenue, Milwaukee, Wisconsin, on February 5, 2003, and at any postponement or adjournment thereof, as follows:

     TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS, CHECK THE BOXES “FOR” EACH PROPOSAL LISTED ON THE OTHER SIDE, THEN SIGN, DATE AND RETURN THIS CARD BY JANUARY 31, 2003.

(continued and to be dated and signed on the other side)